Exhibit 4

THE MINISTRY OF FINANCE OF THE REPUBLIC OF INDONESIA LEGAL BUREAU LEGAL OPINION No.: LO- 2. /SJ.J/2020 Securities and Exchange Commission 450 Fifth Street, N.W. Washington, D.C. 20549 United States of America Re: The Republic of Indonesia Registration Statement on Schedule B (No. 333-223441) Ladies and Gentlemen: I write to you in my official capacity as the Head of Legal Bureau of the Ministry of Finance of the Republic of Indonesia (the “Republic”) in connection with the above-referenced Registration Statement on Schedule B (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) pursuant to which the Republic has offered and sold €1 ,000,000,000 0.90% Bonds due 2027, US$1 ,200,000,000 2.85% Bonds due 2030 and US$800,000,000 3.50% Bonds due 2050 (collectively, the “Debt Securities”). The Debt Securities have been issued in accordance with the provisions of an indenture (the “Indenture”) dated as of December 11, 2017 among the Republic, Bank Indonesia, The Bank of New York Mellon, as trustee (the “Trustee”) and the other parties named therein. In arriving at the opinion expressed below, I have reviewed the following: (a) the Registration Statement and the prospectus contained therein {the “Prospectus”); (b) the final prospectus supplement dated January 7, 2020 (the “Prospectus Supplement”); (c) an executed copy of the Terms Agreements each dated January 7, 2020 among the Republic and the underwriters named therein (the “Underwriting Agreement”); (d) the Indenture; and (e) a facsimile copy of the Debt Securities in global form as executed by the Republic and authenticated by the Trustee.

In addition, I have also reviewed such matters of law, and have examined originals or copies certified to my satisfaction, of such agreements, public records, communications of public officials and other documents and instruments as I have considered necessary or appropriate. I have assumed the authenticity of all documents submitted to me as originals (other than with respect to the Republic), the conformity to the originals of all documents submitted to me as copies (other than with respect to the Republic) and the genuineness of all signatures (other than signatures of officials of the Republic). In addition, I have assumed and have not verified (i) that each party other than the Republic has full power, authority and legal right to enter into the Indenture and the Underwriting Agreement and to perform its obligations therein; (ii) that each party other than the Republic has valid authorization to execute and deliver the Indenture, the Debt Securities and the Underwriting Agreement; and (iii) that the Underwriting Agreement and the Indenture are valid and binding on and enforceable against each party under the laws of the State of New York. Based on the foregoing and upon such investigation as I have deemed necessary, I am of the opinion that under and with respect to the present laws of the Republic the Debt Securities have been duly authorized by all necessary action of the Republic and are valid, legally binding and enforceable obligations of the Republic. The contents of this legal opinion are limited to the laws of the Republic in force as of the date of this opinion and is given on the basis that it will be construed in accordance with the laws of the Republic. No opinions are expressed in respect of matters and conventions governed by other laws applicable in jurisdictions other than the Republic. I hereby consent to the filing of this legal opinion as an exhibit to Amendment No. 6 to the Republic’s Annual Report on Form 18-K for the Fiscal Year ended December 31, 2018 and to the reference to the Head of Legal Bureau of the Ministry of Finance of the Republic under the caption “Validity of the Securities” in the base prospectus dated March 16, 2018 and “Legal Matters” in the Prospectus Supplement. In giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder. This legal opinion is issued in Jakarta on this 141 day of January 2020. h The Head of Legal Bureau, f’- Rina Widiyani Wahyunindyah~